Exhibit 4(b)

                      CERTIFICATE OF TRUST
                              OF
              FIRST UNION INSTITUTIONAL CAPITAL I

          This Certificate of Trust of First Union Institutional Capital I (the "Trust"), dated November 21, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL.C. ss. 3801 ET SEQ.).

          1. NAME. The name of the business trust being formed hereby is First Union Institutional Capital I.


          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.


         3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                      WILMINGTON TRUST COMPANY, not
                                      in its individual capacity, but solely as Trustee

                                      By: /s/ Emmett R. Harmon
                                          Name: Emmett R. Harmon
                                          Title: Vice President




                                                 STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                            FILED 09:00 AM 11/21/1996
                                               960341716 -- 2686904

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